Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTEGRATED SECURITY SYSTEMS, INC.


         The undersigned, Ferdinand A. Hauslein and William S. Leftwich, certify that they are the President and Secretary, respectively, of Integrated Security Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

         (1)    The name of the corporation is Integrated Security Systems, Inc.

         (2) The name under which the Corporation was originally incorporated was "Integrated Security Systems, Inc." and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 18, 1991.

         (3) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         (4) This Amended and Restated Certificate of Incorporation restates and integrates previous provisions and also amends the provisions of the Corporation's Certificate of Incorporation.

         (5)    The  text  of  the   Amended   and   Restated   Certificate   of
Incorporation of the Corporation, as amended hereby, is restated to read in its entirety, as follows:

         First: The name of the Corporation is Integrated Security Systems, Inc.

         Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 150,750,000 shares, of which 150,000,000 shares shall be Common Stock, par value $0.01 per share ("Common Stock") and 750,000 shares shall be Preferred Stock, par value $0.01 per share ("Preferred Stock").

         Fifth: From time to time the Corporation may issue its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, and for such other consideration, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors, and all shares so issued shall be fully paid and nonassessable.


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         No holder of any  shares of any  class  shall as such  holder  have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which any time may be offered for sale or sold by the Corporation.

         The Corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution of resolutions providing for the issue of such series adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

         Sixth: Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the stockholders. No action may be taken by such written consent upon less than unanimous consent of all stockholders entitled to vote thereof.

         Seventh: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                (1)   To make, alter or repeal the bylaws of the Corporation;

                (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

                (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                (4) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member or the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

                (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.


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         Eighth:  Whenever a compromise or arrangement is proposed  between this
Corporation and is creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         Ninth: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         Tenth: The Corporation is to have perpetual existence.

         Eleventh: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Twelfth: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         Thirteenth: Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter, or repeal any one or more of Articles SIXTH, SEVENTH, TWELFTH and THIRTEENTH of this Certificates of Incorporation.



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         IN WITNESS WHEREOF,  Integrated  Security Systems,  Inc. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Ferdinand A. Hauslein, Jr., its President, and attested by William S. Leftwich, its Secretary on April 15, 1993.

                                              INTEGRATED SECURITY SYSTEMS, INC.


                                              By: /S/ Ferdinand A. Hauslein, Jr.
                                                  ------------------------------
                                                  Ferdinand A. Hauslein, Jr.
                                                  President

 [SEAL]

 ATTEST:


 /S/ William S. Leftwich
 ------------------------------
 William S. Leftwich, Secretary




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